Exhibit 99.1

  Renhuang Pharmaceuticals Reports Second Quarter 2007 Results with
               Earnings Up Significantly Year-Over-Year

    Highlights:

    -- Second quarter 2007 net income was US$2.66 million, compared with a net loss of US$0.61 million in the second quarter of 2006 for the "Old Renhuang"

    -- Net sales for the quarter were US$6.96 million, compared to US$7.03 million in the second quarter of 2006 for the "Old Renhuang"

    --  Earnings per share were US$0.076 for the quarter

    Business Editors

    HARBIN, China--(BUSINESS WIRE)--June 15, 2007--Renhuang Pharmaceuticals, Inc. (or "the Company", Stock symbol: RHGP.OB), a leading integrated developer, manufacturer and distributor of a broad line of high-quality nutraceutical, natural medicinal and bio-pharmaceutical products in the People's Republic of China (PRC), filed its quarterly report 10Q on June 14, 2007 and reported its results for the second quarter ending April 30, 2007.

    Quarterly Key Figures

                     Three Months Ended Three Months Ended
                       April 30, 2007     April 30, 2006   YoY% Change
                                          (Old Renhuang)
                     ------------------ ------------------ -----------

Revenue                 $6,964,700         $7,026,237         (1%)
----------------------------------------------------------------------
Gross Income            $3,844,619         $3,105,196          24%
----------------------------------------------------------------------
Gross Profit Margin         55%                44%             25%
----------------------------------------------------------------------
Net Income              $2,662,926          ($608,455)         NM
----------------------------------------------------------------------
Net Profit Margin           38%                (9%)            NM
----------------------------------------------------------------------
NM = Not meaningful

    Net income for the three months ending April 30, 2007 was $2.66 million, compared with a net loss of $0.61 million in the same period of 2006. The year-over-year earnings improvement is primarily driven by lower cost of sales as well as lower selling, general & administrative, and advertising costs, as the Company benefited from its efforts to increase efficiency, reduce costs and improve product mix.

    Quarterly net sales of $6.96 million remained stable compared to the second quarter of 2006 and consisted of 50% from Acanthopanax-base products, 19% from Shark Power Health Care products, and 31% from Traditional Medicine products.

    Gross profit margin improved 25% from 44% in the second quarter of 2006 to 55% in the current quarter, largely as a result of improved product mix through higher sales of medicines with higher gross margins.

    Compared to the first quarter of 2007 with a net income of $5.5 million and net sales of $10.6 million, the second quarter is seasonally weaker. The first quarter covering November, December, and January is always the strongest quarter of the year as winter is the best season to maintain and restore health in Chinese tradition and Chinese consumers tend to consume more nutraceutical products. In addition, it is a holiday season including the Western New Year holiday and the Chinese Spring Festival holiday when people purchase a large amount of nutraceutical products as holiday gifts.

    For the six month period ending April 30, 2007, the Company generated a net income of $8.2 million, compared with $0.46 million for the same period in 2006. Total sales for the current six month period were $17.5 million, representing a 7% growth year-over-year.

    Six Month Period Key Figures

                         Six Months Ended Six Months Ended
                          April 30, 2007   April 30, 2006  YoY% Change
                                           (Old Renhuang)
                         ---------------- ---------------- -----------

Revenue                    $17,532,286      $16,427,921        7%
----------------------------------------------------------------------
Gross Income               $9,839,269       $7,564,694         30%
----------------------------------------------------------------------
Gross Profit Margin            56%              46%            22%
----------------------------------------------------------------------
Net Income                 $8,158,107        $457,900         1682%
----------------------------------------------------------------------
Net Profit Margin              47%               3%           1467%
----------------------------------------------------------------------

    Basic earnings per common share were US$0.076 for the quarter and $0.233 for the six month ending April 30, 2007. The number of shares issued and outstanding as of the date of the report was 35,000,181.

    "I am satisfied with our second quarter results which were within expectations. Quarterly sales remained solid and earnings showed strength," said Renhuang's Chairman and Chief Executive Officer Mr. Li, Shaoming. "I am particularly pleased that our strategy to improve product mix and margins by increasing sales of higher margin products has started to pay off, as demonstrated by a 25% year-over-year improvement in gross margin."

    Looking forward, Mr. Li commented, "We are very confident in our ability to continuously deliver solid earnings for the reminder of the year. The earnings projection for year 2007 we set out early this year was $10-$12 million. The Company generated a total net income of $8.2 million for the first six month period of 2007, ending April 30. With this performance trend continuing while taking into consideration of the seasonal factor, we are well on track of reaching $12 million for the year - the upper end of the targeted earnings range. This would represent more than 150% increase over the net income of $4.68 million in 2006."

    Details of the Company's financial data for the quarter ending April 30, 2007 are available in the Company's Quarterly Report 10Q dated and filed with the Securities and Exchange Commission on June 14, 2007.

    About Renhuang Pharmaceuticals, Inc.:

    Renhuang Pharmaceuticals, located in Harbin of Heilongjiang Province in Northeast China, is a leading integrated developer, manufacturer and distributor of a broad line of high-quality nutraceutical, natural medicinal and bio-pharmaceutical products. The Company provides three major product lines including the Acanthopanax-based natural medicinal products, Shark Power Health Care series (a natural marine biological product) and Traditional Medical Products. Renhuang's key product line is Acanthopanax-based products, an effective natural medicine in treating depression and melancholy. By controlling an estimated 70% of China's natural resource of Acanthopanax (also known as Siberian Ginseng), the Company possesses a unique competitive edge and therefore occupies a dominant market position in Acanthopanax-based natural anti-depressant. The Company distributes its products through a multi-layer sales network of over 2000 sales agents. Its products are not only sold nationwide but also exported to Russia and Southeast Asia.

    Renhuang has established a multi-channel research and development infrastructure composed of in-house researchers, a post-doctoral working center, and collaboration with well known institutions and scientists. The Company has achieved a significant progress in research & development of standard extraction, separation of effective components, and medication with specificity. Several of these products have already been submitted for approval by the State Food and Drug Administration ("SFDA"). These products are expected to have a substantial upside growth potential due to their insufficient supply in China. In manufacturing, the Company strictly follows the international GMP certified quality standards and system by utilizing cutting-edge technologies, the state of the art equipment, and the proprietary innovative and award winning processes. RHGP-G

    Safe Harbor Statement

    This press release contains certain statements that may include 'forward-looking statements' as defined in the Securities Act of 1933, and the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are 'forward-looking statements.' Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

    The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

    CONTACT: Christensen
             Christy Shue, 917-576-2209
             cshue@ChristensenIR.com
             or
             In China:
             Renhuang Pharmaceuticals Inc
             Gina Gao, 0086-451-57620378
             gs@renhuang.com